Exhibit 10.2

MONSTER WORLDWIDE, INC.
RESTRICTED STOCK UNIT AGREEMENT

This agreement (together with Appendices, the “Agreement”) made as of the        day of             , 2      by and between MONSTER WORLDWIDE, INC., a Delaware corporation (the “Company”), and                               (the “Participant”).

W I T N E S S E T H:

WHEREAS, pursuant to the Company’s 1999 Long Term Incentive Plan, as amended (the “Plan”), the Committee (as defined in the Plan) desires to award to the Participant and the Participant desires to accept a grant of RSUs (as defined below) upon the terms and conditions set forth in this Agreement; and

WHEREAS, the parties wish to provide for certain other matters, including, without limitation, agreements as to nonsolicitation, confidentiality and arbitration of claims, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Grant of RSUs. Subject to the terms and conditions of this Agreement, the Committee hereby grants to the Participant         RSUs. The number of RSUs that are the subject of this Agreement are expressly conditioned on satisfaction of certain performance-based goals outlined in Appendix A hereto and are also subject to reduction in accordance with Appendix A hereto.

2.             Vesting.

(a)           The RSUs to which the Participant is entitled under Section 1 hereof (after giving effect to any reductions contemplated by Appendix A hereto and provided that the applicable performance-based conditions set forth in Appendix A hereto have been satisfied), shall, subject to the first sentence of Section 2(c), vest in incremental installments on the dates specified below (the “Vesting Dates”), provided that the Participant is continuously employed by the Company or any of its Affiliates (as defined below) on each applicable Vesting Date:

Date	Incremental Percentage of Award Being Vested
—%
—%
—%
____________	___—%

Any fractional RSUs resulting from the strict application of the incremental percentages set forth above will be disregarded and the actual number of RSUs becoming vested on any specific Vesting Date will cover only the full number of RSUs determined by applying the relevant incremental percentage.

(b)           Notwithstanding anything to the contrary in Section 2(a) of this Agreement, and provided that the RSUs have not otherwise been terminated pursuant to Appendix A or otherwise, in the event that during the Participant’s employment with the Company or one of its Affiliates:

(i)                                                              the Participant dies,

(ii)                                                           there occurs a Change in Control (as defined below), or

(iii)                                                        the Participant incurs a Disability (as defined below),

(such 3 events are collectively referred to as “Acceleration Events”) all outstanding unvested RSUs shall, subject to Section 2(c) below, immediately vest as of the date of the applicable Acceleration Event. In the event an Acceleration Event occurs on or prior to                           , the                                                            (as defined in Appendix A) shall automatically be deemed to have been attained for purposes of this Agreement and in the event the Acceleration Event occurs after                            , the acceleration contemplated by the foregoing provisions of this Section 2(b) shall apply to the number of RSUs, if any, to which the Participant would be entitled under Section 1 of this Agreement after the application of the provisions of Appendix A.

(c)           In the event that any calendar date on which vesting is purportedly scheduled pursuant to the terms of Sections 2(a) or 2(b) above is not a Business Day (as defined below), the vesting shall automatically be delayed until the first Business Day following that calendar date. On or as soon as reasonably practicable following the applicable Vesting Date, the Company shall distribute one share of Common Stock with respect to each RSU that vests on such date, subject to the provisions of Section 3 below. Upon such delivery, all obligations of the Company with respect to each such RSU shall be deemed satisfied in full.

3.             Certain Changes.

(a)           The number and class of shares of Common Stock which are distributable to the Participant with respect to any RSU covered by this Agreement shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock, in each case as determined by the Committee. Cash dividends paid with respect to a share of Common Stock shall be credited to a dividend book entry account with respect to each RSU held by the Participant. The right of the Participant to actually receive any such dividend, payment, adjustment or change shall be subject to the same restrictions (including, without limitation, vesting conditions) as the RSU to which the dividend, payment, adjustment or change relates.

(b)           In the event of any adjustment in the number of RSUs or shares of Common Stock covered by this Agreement pursuant to any of the provisions of this Agreement, any fractional shares resulting from such adjustment will be disregarded, and the RSUs or shares of Common Stock, as adjusted, will cover only the number of full shares resulting from the adjustment.

4.             Certain Definitions.

(a)           “Affiliate” means an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(b)           “Business Day” means a date on which commercial banks in New York, New York are open for general business.

(c)           “Change in Control” means and shall be deemed to occur if (1) there shall be consummated (A) any consolidation, merger or reorganization involving the Company, unless such consolidation, merger or reorganization is a “Non-Control Transaction” (as defined below) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding voting securities other than (a) a person who owns or owned shares of Class B Common Stock of the Company, (b) pursuant to a plan or arrangement entered into by such person and the Company, or (c) pursuant to receipt of such shares from a stockholder of the Company pursuant to such stockholder’s will or the laws of descent and distribution. A “Non-Control Transaction” shall mean a consolidation, merger or reorganization of the Company where (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger or reorganization (the “Surviving Corporation”), (2) the individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute at least 50% of the members of the Board of Directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority of the voting securities of the Surviving Corporation and (3) no person (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary, or (d) any person who, immediately prior to such consolidation, merger or reorganization, beneficially owned more than 50% of the combined voting power of the Company’s then outstanding voting securities) beneficially owns more than 50% of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(d)           “Common Stock” means a share of common stock, $.001 par value, of the Company.

(e)           “Disability” means, notwithstanding any definition in the Plan, that, in the determination of the Committee, the Participant is both (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and (ii) (x) in case the Participant is eligible for the long term disability program offered to United States-based employees by the Company or its Affiliates, the Participant has actually received long term disability benefits for no less than 9 months or (y) in case the Participant is not eligible for such long term disability program solely by virtue of not having being based in the United States, the Participant would have been eligible to receive long term disability benefits for no less than 9 months but for the Participant not being based in the United States. For purposes of Section 2(b) above, it is understood that the Disability shall be deemed to be incurred on the last day of the 9-month period contemplated in clause (ii) of the immediately preceding sentence. In the event the Participant has met the condition set forth in clause (i) of the first sentence of this definition but does not satisfy the condition set forth in clause (ii) of this definition solely by reason of the Participant’s death, then the provisions of such clause (ii) shall be deemed to have been satisfied and for purposes of Section 2(b) above the Disability shall be deemed to be incurred on the date of such death.

(f)            “RSU” means a restricted stock unit, which is a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a stockholder of a share of Common Stock, including the right to vote (if any), except and only to the extent otherwise provided in Section 3 above.

5.             No Employment Rights; Termination of Employment. Nothing in this Agreement, including but not limited to the provisions of the Appendices, shall give the Participant any right to continue in the employment of the Company or any Affiliate of the Company, or interfere in any way with the right of the Company or any Affiliate of the Company to terminate the employment of the Participant. Except as otherwise expressly provided in Section 2(b) hereof, RSUs that are not vested as of the date the Participant’s employment with the Company and its Affiliates terminates or ceases for any reason or no reason, whether voluntary or involuntary (including, without limitation, termination or cessation of employment with or without cause or arising out of or in connection with a reduction in force, sale or shutdown of certain operations, or otherwise), shall immediately and automatically terminate and be forfeited in their entirety, provided, however, that only for purposes of this Agreement the Participant’s employment shall not be deemed terminated solely by virtue of the Participant’s voluntary cessation of employment in circumstances that the Committee determines are reasonably likely to result in a Disability for so long as the Committee determines that the Participant continues to satisfy the conditions that would ultimately lead to the Committee’s determination that the Participant has incurred a Disability.

6.             Plan Provisions. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Participant acknowledges receipt of a copy of the Plan prior to the execution of this Agreement. Without limited the foregoing, in no event shall the Participant be entitled to any shares of Common Stock hereunder to the extent that the issuance or grant of such shares would be in violation of the limitations specified in Section 4(b) of the Plan.

7.             Administration. The Committee will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company and the Board of Directors of the Company in connection with this Agreement, and the decision of the Committee as to any matter arising under this Agreement shall be final, binding and conclusive. Such power and authority may be delegated, to the extent not prohibited by the Plan, to one or more members of the Committee or any other person or persons designated by the Committee.

8.             Withholding; Resale Restriction. In the event that prior to any applicable Vesting Date hereunder the Participant has not provided the Company with written notice (the “Payment Notice”) at least five (5) Business Days prior to that Vesting Date to the effect that the Participant will provide the Company payment of the amount, if any, deemed necessary by the Company in its reasonable discretion to enable the Company and its Affiliates to satisfy the minimum federal, foreign or other tax withholding or similar obligations of the Company and its Affiliates with respect to the shares of Common Stock (and/or any other items which may be distributable to the Participant on the Vesting Date pursuant to Section 3 hereof), or in the event the Participant provides the Payment Notice but does not deliver payment of the appropriate amount to the Company on the Vesting Date, then the Company shall satisfy the minimum federal, foreign or other tax withholding or similar obligation of the Company and its Affiliates with respect to such vesting by withholding the number of shares of Common Stock (and/or other items which may be distributable to the Participant on the Vesting Date pursuant to Section 3 hereof) sufficient to satisfy such minimum withholding and other obligations. [The Participant agrees that until the earliest of (i) the Participant’s last day of employment with the Company, (ii) the Participant’s death or incurrence of a Disability (determined in accordance with Section 2(b) above), or (iii) the occurrence of a Change in Control, the Participant shall retain 25% of the gross number of shares of Common Stock distributed to the Participant with respect to any and all RSUs covered by this Agreement (the “Specified Shares”), and that the Participant shall not directly or indirectly sell, assign, transfer, pledge, create a security interest in or lien upon, encumber or dispose of any of the Specified Shares prior to the earliest of the events specified in clauses (i) through (iii) above without the approval of the Committee. It is further understood that the Company may, at its discretion, (i) require certificates issued with respect to the Specified Shares to be endorsed with a legend noting, among other things, the existence of the foregoing restriction, and (ii) instruct its transfer agent to impose transfer restrictions on the Specified Shares to enforce the foregoing provisions. For purposes of clarity, it is understood that the gross number of shares of Common Stock distributed to the Participant with respect to any and all RSUs covered by this Agreement shall be determined before giving effect to the withholding of any shares of Common Stock as permitted by the preceding provisions of this Section 8. ] [The foregoing italicized language shall be in the RSU Agreements of certain of RSU recipients]

9.             Notices. All notices or other communications to be given or delivered in connection with this Agreement shall be in writing and shall be deemed to have been properly served if delivered personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in the case of notices to the Company, to the attention of Myron Olesnyckyj, Senior Vice President and General Counsel, at the Company’s headquarters at 622 Third Avenue, New York, NY 10017 and in the case of notices to the Participant, to the Participant’s last known address (as noted in the Participant’s personnel file) or such other addresses as the recipient party has specified by prior written notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

10.           Binding Effect; Headings; Status. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The subject headings of Sections and Appendices are included for the purpose of convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement. The Participant’s rights under this Agreement, including, without limitation, rights to RSUs, shall at all times that such rights exist represent a general obligation of the Company. The Participant shall be a general creditor of the Company with respect thereto and shall not have a secured or preferred position with respect thereto. Nothing in this Agreement or the Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind.

11.           Non-Assignability, Etc. The Participant’s rights under this Agreement, including, without limitation, rights to RSUs, are not assignable or transferable except upon the Participant’s death to a beneficiary designated by the Participant in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Participant, pursuant to the Participant’s will and/or by the laws of descent and distribution. Any and all such rights shall not be subject to anticipation, alienation, sale, transfer, encumbrance except as otherwise expressly permitted herein.

12.           Securities Laws; Insider Trading. The Committee may from time to time impose any conditions on the RSUs and shares of Common Stock as it deems necessary or advisable to ensure that the Plan, this Agreement and the issuance and resale or any securities comply with all applicable securities laws, including without limitation Rule 16b-3 under the Exchange Act and the Securities Act. Such conditions may include, among other things, the requirement that certificates for shares of Common Stock to be issued to the Participant hereunder contain a restrictive legend in such form and substance as may be determined by the Committee. Without limiting the foregoing, it is understood that Affiliates of the Company may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act. The Participant understands and agrees that any and all transactions involving shares of Common Stock or other securities of the Company must comply with applicable laws, rules, regulations and policies, including but not limited to the Company’s policy regarding insider trading, which policy, among other things, prohibits transactions involving shares of Common Stock or other securities of the Company by individuals who have material non-public information relating to the Company.

13.           Applicable Law. Except with respect to the provisions of Appendix C hereto, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the conflict of laws provisions thereof). This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters (such as terms providing for acceleration or other enhancement to restricted stock or other equity interests in the event of the occurrence of specified events), except and only to the extent of any obligations of the Company or its Affiliates relating to Section 280G of the Internal Revenue Code, and may not be modified except by written instrument executed by the parties. The Participant has not relied on any representation not set forth in this Agreement.

14.           Section 409A. This Agreement is intended to comply with the short-term deferral rules under Section 409A of the Internal Revenue Code (and the regulations thereunder) and shall be limited, construed and interpreted in a manner so as to comply therewith. Notwithstanding anything herein to the contrary, any provision in this Agreement that is inconsistent with the short-term deferral rules under Section 409A of the Internal Revenue Code (and the regulations thereunder) shall be deemed to be amended to comply with Section 409A (and the regulations thereunder) and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

15.           Appendices. It is understood and agreed that the Appendices hereto form an integral part of this Agreement. The Participant agrees to comply with the provisions of the Appendices, including, but not limited to, the provisions of Appendix B and Appendix C.

The Participant acknowledges that the Participant (1) has been advised to consult with an attorney prior to executing this Agreement, (2) has read this Agreement (including the Appendices) carefully and understands all of its terms, including but not limited to (x) the provisions of Appendix B relating to confidentiality and non-solicitation and (y) the provisions of Appendix C requiring mandatory arbitration of controversies or claims whether or not related to the RSUs granted hereunder, and (3) understands that the Participant is giving up valuable rights, including a right to a jury trial.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

MONSTER WORLDWIDE, INC.

By:

Participant – Signature

Participant – Print Name

Participant – Global ID/SSN

APPENDIX A

Notwithstanding anything to the contrary in this Agreement, the Participant shall not be entitled to any RSUs under this Agreement unless and until the Committee determines that the                                               were attained. Capitalized terms not defined elsewhere in this Agreement shall have the meanings set forth in this Appendix A.

1.             In the event the Committee determines that the                                                      were attained, then this Agreement shall apply to the full number of RSUs specified in Section 1 above.

2.             In the event that the Committee determines that the                                                      equal or exceed the                                                      but are less than the                                     , the number of RSUs to which this Agreement applies shall automatically be reduced as follows:

a.             In the event that the Committee determines that                                         equal or exceed the                                  but are less than           % of the                                     , the number of RSUs reflected in Section 1 hereof shall automatically be reduced to                 .

b.             In the event that the Committee determines that the                                          equal or exceed            % of the                                 but are less than         % of the                                 , the number of RSUs reflected in Section 1 hereof shall automatically be reduced to                 .

c.             In the event that the Committee determines that the                                  equal or exceed          % of the                                  but are less than           % of the                                             , the number of RSUs reflected in Section 1 hereof shall automatically be reduced to           .

d.             In the event that the Committee determines that the                                               equal or exceed          % of the                                     but are less than                % of the                             , the number of RSUs reflected in Section 1 hereof shall automatically be reduced to               .

e.             In the event that the Committee determines that the                                     equal or exceed        % of the                                         but are less than the                                         , the number of RSUs reflected in Section 1 hereof shall automatically be reduced to            .

All determinations by the Committee referred to in this Appendix A shall be (i) made on or after                             but on or prior to                                          , (ii) made in the Committee’s sole and absolute discretion, (iii) to the extent applicable, made in accordance with the requirements of Section 162(m) of the Internal Revenue Code (and the regulations thereunder) and (iv) final and binding for all purposes.

Notwithstanding anything in this Agreement to the contrary, no fractional RSUs shall be issued under this Agreement and in the event of any fractions the actual number of RSUs shall in each event be rounded down to the nearest whole number of RSUs. The adjustments to the number of RSUs contemplated by this Appendix A are automatic and shall be effective without any further action by the parties.

For purposes of clarity, it is understood and agreed that in the event the Committee determines, in its sole and absolute discretion, that the                                                      were not attained, then no RSUs shall vest or be deliverable to the Participant under the terms of this Agreement. In the event the Committee, in its sole and absolute discretion, determines that the                                                      were attained, the terms and conditions of this Agreement, including but not limited to the vesting terms, shall be applicable; provided, however, that the foregoing terms are not intended and shall not be construed or interpreted to give the Committee the power to increase the shares or amount otherwise due under RSUs granted to a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code.

Certain Definitions:

[Applicable defined terms to be included]

[This entire Appendix A will vary depending on the nature and details of applicable performance goals]

APPENDIX B

NONSOLICITATION; CONFIDENTIALITY

As a material inducement to the Company to grant the RSUs contemplated by the terms of this Agreement and to enter into this Agreement, the Participant hereby expressly agrees to be bound by the following covenants, terms and conditions.

(a)           During the course of the Participant’s relationship with the Company or any of its Affiliates, the Participant has had, and will have, access to trade secrets, proprietary and confidential information relating to the Company and its Affiliates and their respective clients, including but not limited to, marketing data, financial information, client lists (including without limitation, Rolodex type or computer based compilations maintained by the Company or its Affiliates or the Participant), and details of programs and methods, pricing policies, strategies, profit margins and software, in each case of the Company, its Affiliates and/or their respective clients. During the term of the Participant’s employment with one or more of the Company and its Affiliates and thereafter, the Participant agrees to keep secret and retain in strictest confidence all of such trade secret, proprietary and confidential information, and will not disclose, disseminate or use such information for the Participant’s own advantage or for the advantage of any other person or entity. In the event disclosure of any such trade secret, proprietary and confidential information is required or purportedly required by law, the Participant will provide the Company with prompt notice of any such requirement so that the Company may seek an appropriate protective order.

(b)           Through the date which is one year after the last day of the Participant’s employment with the Company or any of its Affiliates (such last day is sometimes referred to herein as the “Termination Date”), except prior to the Termination Date on behalf of the Company and its Affiliates in accordance with the terms of the Participant’s employment, the Participant will not, directly or indirectly, solicit or perform Business (as defined below) related services for, or interfere with or endeavor to entice away from the Company or any of its Affiliates, any client to whom the Company or any of its Affiliates provided services at any time during the 12 months preceding the Termination Date, or any prospective client to whom the Company or any of its Affiliates had made a formal presentation at any time during the 12 months preceding the Termination Date, and the Participant will not, directly or indirectly, hire, attempt to hire, solicit for employment or encourage the departure of any employee of the Company or any of its Affiliates or any individual who was employed by the Company or any of its Affiliates at any time during the 12 months preceding the Termination Date. As used herein, the term “Business” means any and all businesses in which the Company and/or any of its Affiliates is currently involved or becomes engaged at any time prior to the Termination Date, including, but not limited to, the recruitment advertising business (which includes, without limitation, the placement of recruitment-related advertising) and the Monster businesses (which include, without limitation, the operation of an online careers website, online job board, website providing access to job listings, resumes and/or career related tools or content, and the businesses provided by the Company or any of its Affiliates through tickle.com, military.com, fastweb.com and monstertrak.com.

(c)           The Participant acknowledges that in the event the Participant violates any provisions of this Appendix B, in addition to its other rights and remedies, the Company shall be entitled to injunctive relief without the necessity of proving actual damages. The Participant acknowledges that if any provision of this Appendix B is held to be unenforceable, the court making such holding shall have the power to modify such provision and in its modified form such provision shall be enforced.
(d)           The Participant acknowledges and agrees that the provisions of this Appendix B are in addition to, and not in lieu of, any non-solicitation, confidentiality, non-competition, nonraid and/or similar obligations which the Participant may have with respect to the Company and/or its Affiliates, whether by agreement, fiduciary obligation or otherwise and that the grant and vesting of the RSUs contemplated by this Agreement are expressly made contingent on the Participant’s compliance with the provisions of this Appendix B.  Without in any way limiting the provisions of this Appendix B, the Participant further acknowledges and agrees that the provisions of this Appendix B shall remain applicable in accordance with their terms after the Participant’s Termination Date, regardless of whether (i) the Participant’s termination or cessation of employment is voluntary or involuntary or (ii) the RSUs have not vested or will not vest.acknowledges and agrees that the provisions of this Appendix B shall remain applicable in accordance with their terms after the Participant’s Termination Date, regardless of whether (i) the Participant’s termination or cessation of employment is voluntary or involuntary or (ii) the RSUs have not vested or will not vest.

APPENDIX C

AGREEMENTS TO ARBITRATE CLAIMS

1.             Agreement to Arbitrate Claims (Employment and Termination of Employment).

(a)           Any controversy or claim (contract, tort, or statutory) under federal, state, or local law between the Company or any of its Affiliates (or any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors and assigns) and the Participant arising out of or in connection with the Participant’s employment with the Company or any of its Affiliates, or the termination of that employment (with the exception of any workers’ compensation or unemployment compensation claims, claims for employee benefits where the applicable benefit plan or pension plan expressly specifies that its claims procedure shall culminate in an arbitration procedure different from the one described in this Appendix C, Section 1 or any claim for equitable or injunctive relief contemplated by or referred to in Appendix B of this Agreement), including without limitation the construction or application of any of the terms, provisions or conditions of this Agreement, shall be submitted to final and binding arbitration in accordance with this Appendix C, Section 1. With respect to individuals who at the date of this Agreement or thereafter are, were or at any time hereafter become employed by the Company or any of its Affiliates in, or are, were or become residents or citizens of, the United States (“US Employees”), such arbitration shall be compelled and enforced according to the Federal Arbitration Act and shall be conducted according to the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association except as otherwise provided herein. With respect to all individuals who are, were or become employees of the Company or any of its Affiliates who do not qualify as US Employees under the foregoing definition, such arbitration shall be compelled, enforced and conducted according to such rules as the parties may agree at the time of commencement of the arbitration and, in the absence of any such agreement, in accordance with the Federal Arbitration Act and the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association except as otherwise provided herein. The current National Rules, and other information about the American Arbitration Association, can be accessed via the Internet at www.adr.org or can be obtained from the Company by a request directed to its VP-Human Resources. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the American Arbitration Association pursuant to its rules. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state or other jurisdiction in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. Without limiting the arbitrator’s power and authority, it is understood that (i) the arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or formation of this Agreement, including but not limited to the provisions of this Appendix C, Section 1, and any claim that all or any part of this Agreement is void or voidable and (ii) the arbitrator shall have the authority to entertain motions to dismiss and motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure (unless otherwise agreed to by the parties in connection with disputes involving a non-US Employee).

(b)           Without in any way limiting the breadth of the controversies or claims intended to be covered by the arbitration agreement set forth in this Appendix C, Section 1, it is understood and agreed that this agreement to arbitrate shall include without limitation any and all controversies, claims or allegations arising out of or in connection with the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, any federal, state or local statute prohibiting discrimination or harassment (on the basis of sex, race, color, national origin, ancestry, religion, age, marital status, veteran status, pregnancy, sexual orientation, medical condition, handicap, disability or otherwise), any alleged wrongful employment practice, any alleged wrongful termination, and any allegation concerning the failure to pay wages, bonuses, compensation or benefits.

(c)           The aggrieved party must initiate arbitration by sending written notice of an intention to arbitrate by registered or certified mail or by courier to the other party. The notice to the Company or one of its Affiliates shall be sent to the Company’s VP-Human Resources. The notice to the Participant shall be sent to the Participant’s last known address (as noted in the Participant’s personnel file). This notice must contain a description of the dispute and the remedy sought. The arbitrator shall be impartial and experienced in employment matters. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. The arbitration shall be conducted in the county or within 75 miles of the county where the Participant is employed or was last employed by the Company or one of its Affiliates. Each party may be represented by an attorney or other representative selected by the party. Each party shall have the right to take the deposition of one individual and any expert witness proposed to be utilized by another party and to make requests for production of documents; additional discovery may be had only where the arbitrator selected pursuant to this Appendix C, Section 1 so orders, upon showing of substantial need. Each party shall have the right to subpoena witnesses and documents for the arbitration. At least 30 days before the arbitration, each party must provide to the other lists of witnesses, including any expert, and copies of all exhibits intended to be used at arbitration.

(d)           Each party to the arbitration shall equally share the fees and costs of the arbitrator. Each party will deposit funds or post other appropriate security for its share of the arbitrator’s fees, in an amount and manner determined by the arbitrator, 10 days before the first day of hearing. If the Participant cannot pay the Participant’s share of arbitrator fees and other related costs due to financial hardship, the Participant can make a request to the arbitrator for financial relief. If the arbitrator agrees that the Participant cannot pay and grants the Participant’s request, the other party to the arbitration (or the Company) shall advance the Participant’s share of the fee and other related costs, or any portion thereof so ordered by the arbitrator. If this occurs, the Participant understands that the arbitrator is required to address the Participant’s share of the arbitrator’s fee and other related costs, and the Participant’s potential obligation to reimburse the other party to the arbitration (or the Company) for that fee and those costs, in the arbitrator’s decision. Each party to the arbitration shall pay for its own costs and attorneys’ fees, if any, incurred in pursuing or defending the claim submitted to arbitration. However, if any party prevails on a statutory claim which affords the prevailing party attorneys’ fees, or if there is a written agreement providing for attorneys’ fees, the arbitrator may award reasonable attorneys’ fees to the prevailing party. The arbitrator may also award costs, including the cost of the arbitrator’s fees, to the prevailing party.

(e)           This agreement to arbitrate shall survive the expiration or termination of this Agreement and termination of the Participant’s employment for any reason. This arbitration procedure, which substitutes an arbitral forum for a judicial forum, is intended to be the exclusive method of resolving any claim arising out of or in connection with the Participant’s employment with the Company or any of its Affiliates, or the termination of that employment, with the exception of any workers’ compensation claim or unemployment compensation claim, any claim for employee benefits where the applicable benefit plan or pension plan expressly specifies that its claims procedure shall culminate in an arbitration procedure different from the one described in this Appendix C, Section 1 or any claim for equitable or injunctive relief contemplated by or referred to in Appendix B of this Agreement. If any part of this agreement to arbitrate is found to be void as a matter of law or public policy, the remainder of the agreement to arbitrate will continue to be in full force and effect to the maximum extent permissible.

(f)            No claim may be brought under this arbitration procedure on behalf of any other person or entity. The Company and its Affiliates (and any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors or assigns) reserve the right to sever or consolidate claims in each instance at its option in order to facilitate case processing and to lower costs.

2.             Agreement to Arbitrate Claims (Non-Employment Matters).

(a)           Any controversy or claim (contract, tort, or statutory) under federal, state, or local law between the Company or any of its Affiliates (or any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors and assigns) and the Participant that is not covered by the provisions of Appendix C, Section 1 above, including but not limited to those arising out of or in connection with the Participant’s services for the Company or any of its Affiliates in a capacity other than as an employee, or the termination of those services (with the exception of any workers’ compensation claim or unemployment compensation claim, any claim for employee benefits where the applicable benefit plan or pension plan expressly specifies that its claims procedure shall culminate in an arbitration procedure different from the one described in Appendix C, Section 1 above or any claim for equitable or injunctive relief contemplated by or referred to in Appendix B of this Agreement), including without limitation the construction or application of any of the terms, provisions or conditions of this Agreement (in the event the provisions of Appendix C, Section 1 are inapplicable to the construction or application of the terms, provisions or conditions of this Agreement), shall be submitted to final and binding arbitration in accordance with this Appendix C, Section 2. With respect to (i) individuals who at any time provide or provided any services to the Company in the United States, or are, were or become residents or citizens of, the United States, or (ii) any controversy or claim relating to any issue arising in the United States (the items described in (i) and (ii) are collectively referred to as “US Claims”), the arbitration contemplated by this Appendix C, Section 2 shall be compelled and enforced according to the Federal Arbitration Act and shall be conducted according to the then-current Commercial Arbitration Rules of the American Arbitration Association except as otherwise provided herein. With respect to any other arbitration contemplated by this Appendix C, Section 2 that is not dealt with in the preceding sentence, such arbitration shall be compelled, enforced and conducted according to such rules as the parties may agree at the time of commencement of the arbitration and, in the absence of any such agreement, in accordance with the Federal Arbitration Act and the then-current Commercial Arbitration Rules of the American Arbitration Association except as otherwise provided herein. The current Commercial Arbitration Rules, and other information about the American Arbitration Association, can be accessed via the Internet at www.adr.org or can be obtained from the Company by a request directed to its Vice-President, Human Resources. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the American Arbitration Association pursuant to its rules. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state or other jurisdiction in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. Without limiting the arbitrator’s power and authority, it is understood that (i) the arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or formation of this Agreement, including but not limited to the provisions of this Appendix C, Section 2, and any claim that all or any part of this Agreement is void or voidable and (ii) the arbitrator shall have the authority to entertain motions to dismiss and motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure (unless otherwise agreed to by the parties in connection with disputes involving a non-US Claim).

(b)           The aggrieved party must initiate arbitration by sending written notice of an intention to arbitrate by registered or certified mail or by courier to the other party. The notice to the Company or one of its Affiliates shall be sent to the Company’s VP-Human Resources. The notice to the Participant shall be sent to the Participant’s last known address (as noted in the records of the Company or an Affiliate of the Company). This notice must contain a description of the dispute and the remedy sought. The arbitrator shall be impartial and experienced in commercial matters. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. The arbitration shall be conducted in the county or within 75 miles of the county (x) where the Participant provides services to, or last provided services to, the Company or one of its Affiliates in a capacity other than as an employee or, if no services are or were provided by the Participant in any such capacity, (y) where the issue arose. Each party may be represented by an attorney or other representative selected by the party. Each party shall have the right to take the deposition of one individual and any expert witness proposed to be utilized by another party and to make requests for production of documents; additional discovery may be had only where the arbitrator selected pursuant to this Appendix C, Section 2 so orders, upon showing of substantial need. Each party shall have the right to subpoena witnesses and documents for the arbitration. At least 30 days before the arbitration, each party must provide to the other lists of witnesses, including any expert, and copies of all exhibits intended to be used at arbitration.

(c)           Each party to the arbitration shall equally share the fees and costs of the arbitrator. Each party will deposit funds or post other appropriate security for its share of the arbitrator’s fees, in an amount and manner determined by the arbitrator, 10 days before the first day of hearing. Each party to the arbitration shall pay for its own costs and attorneys’ fees, if any, incurred in pursuing or defending the claim submitted to arbitration. However, if any party prevails on a statutory claim which affords the prevailing party attorneys’ fees, or if there is a written agreement providing for attorney’s fees, the arbitrator may award reasonable attorneys’ fees to the prevailing party. The arbitrator may also award costs, including the cost of the arbitrator’s fees, to the prevailing party.

(d)           This agreement to arbitrate shall survive the expiration or termination of this Agreement and termination of the Participant’s relationship with the Company or any of its Affiliates for any reason. This arbitration procedure, which substitutes an arbitral forum for a judicial forum, is intended to be the exclusive method of resolving any claim or controversy that is not covered by the provisions of Appendix C, Section 1 above, including but not limited any claim or controversy arising out of or in connection with the Participant’s services for the Company or any of its Affiliates in a capacity other than as an employee, or the termination of those services, but this arbitration procedure does not apply to any workers’ compensation claim or unemployment compensation claim, any claim for employee benefits where the applicable benefit plan or pension plan specifies that its claim procedure shall culminate in an arbitration procedure different from the one described in Appendix C, Section 1 above, or to any claim for equitable or injunctive relief contemplated by or referred to in Appendix B of this Agreement. If any part of this agreement to arbitrate is found to be void as a matter of law or public policy, the remainder of the agreement to arbitrate will continue to be in full force and effect to the maximum extent permissible.

(e)           No claim may be brought under this arbitration procedure on behalf of any other person or entity. The Company and its Affiliates (and any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors or assigns) reserve the right to sever or consolidate claims in each instance at its option in order to facilitate case processing and to lower costs.